UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2018
SONOCO PRODUCTS COMPANY
Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Form 8-K filed on November 28, 2017, which is incorporated herein by reference, President and Chief Executive Officer M. Jack Sanders retired from Sonoco and its Board of Directors effective April 2, 2018, and Robert C. Tiede became President and Chief Executive Officer of the Company.
Mr. Tiede’s compensation arrangements as President and Chief Executive Officer are disclosed under “Executive Compensation” in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders filed March 16, 2018, which information is herein incorporated herein by reference.
The Board of Directors has also appointed Mr. Tiede to serve on the Board to fill the seat vacated by Mr. Sanders until the Annual Meeting of Shareholders to be held on April 18, 2018. Mr. Tiede has also been nominated for election by shareholders at the Annual Meeting. Mr. Tiede has been appointed to serve on the Executive Committee of the Board.

Section 8 – Other Events

Item 8.01	Other Events.

For additional information regarding the foregoing, please see the Registrant’s news release dated April 2, 2018, welcoming Robert C. Tiede as President and Chief Executive Officer.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99	Registrant's news release dated April 2, 2018, welcoming Robert C. Tiede as President and Chief Executive Officer.

Exhibit Index

99	Registrant's news release dated April 2, 2018, welcoming Robert C. Tiede as President and Chief Executive Officer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: April 2, 2018	By:	/s/ Barry L. Saunders
Barry L. Saunders Senior Vice President and Chief Financial Officer